Exhibit 15.1

Consent of Independent Registered

Public Accounting

Firm
We consent to the incorporation by reference

in the registration statements (Nos.

333-237353, 333-
190180, 333-181583, 333-179472,

333-171971, 333-129271) on Form S-8

of ABB Ltd and registration
statements (Nos. 333-223907-01

and 333-223907) on Form F-3 of ABB

Ltd and ABB Finance (USA)

Inc. of
our reports dated February 22, 2024,

with respect to the consolidated

financial statements of ABB Ltd and

the
effectiveness of internal control over

financial reporting.
/s/ KPMG AG

Zurich, Switzerland
February 22, 2024